Exhibit 32.2

CERTIFICATIONS PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002 (18 U.S.C. SECTION 1350)

In connection with the Quarterly Report of Transnational Automotive Group, Inc. (formerly Apache Motor Corporation), a Nevada corporation (the “Company”), on Form 10-QSB for the quarter ended August 31, 2006 as filed with the Securities and Exchange Commission (the “Report”), Ralph J. Thomson, Acting Chief Financial Officer of the Company do hereby certify, pursuant to § 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. § 1350), that to his knowledge:

(1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

By:	/s/ Ralph J. Thomson
Name:	Ralph J. Thomson
Title:	Acting Chief Financial Officer

Date	October 14, 2006

[A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by Transnational Automotive Group, Inc, (formerly Apache Motor Corporation) and furnished to the Securities and Exchange Commission or its staff upon request.]